Exhibit 99

NEWS

ANADARKO ANNOUNCES FIRST-QUARTER 2016 RESULTS

HOUSTON, May 2, 2016 – Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the first quarter of 2016, including a net loss attributable to common stockholders of $1.034 billion, or $2.03 per share (diluted). The net loss includes certain items typically excluded by the investment community in published estimates, which in the aggregate decreased net income by $465 million or $0.91 per share (diluted) on an after-tax basis.(1) Net cash used in operating activities in the first quarter of 2016 was $137 million. Discretionary cash flow from operations totaled $486 million.(2)

FIRST-QUARTER 2016 HIGHLIGHTS

•	Announced year-over-year capital reduction of approximately 50 percent(3)

•	Improved cost structure by $800 million by reducing the dividend and staffing

•	Closed monetizations totaling $1.3 billion

•	Issued $3.0 billion of new bonds to refinance debt maturing in 2016 and 2017

“During the first quarter, we maintained strong operating performance and continued to improve our cost structure and efficiencies, while taking significant steps to strengthen our financial position without diluting equity,” said Al Walker, Anadarko Chairman, President and CEO. “Year to date, we’ve closed monetizations totaling $1.3 billion and are currently in the process of advancing another $700-plus million of divestitures. We’ve also removed perceived uncertainty by issuing $3.0 billion of investment-grade bonds to refinance near-term maturities. Additionally, the dividend reduction and the restructuring of our workforce together are expected to provide approximately $800 million of available cash on an annualized basis. These actions combined with our continued focus on financial discipline, operational excellence and best-in-class capital allocation, support our ability to enhance and preserve value in a volatile market environment.”

OPERATIONS HIGHLIGHTS

•	Increased Delaware Basin net resource estimate to more than 2 billion barrels of oil equivalent (BOE)

•	Achieved first oil at the Heidelberg development in the deepwater Gulf of Mexico

•	Advanced the TEN development with the arrival of the FPSO offshore Ghana

•	Successfully drilled the company’s first horizontal deepwater well offshore Côte d’Ivoire

Anadarko’s first-quarter sales volumes of natural gas, oil and natural gas liquids (NGLs) totaled 75 million BOE, or an average of 823,000 BOE per day, on a divestiture-adjusted basis.(4)
Anadarko’s 2016 U.S. onshore capital investments are primarily focused in the Delaware and DJ basins. In the Delaware Basin of West Texas, Anadarko delivered a year-over-year increase in sales volumes of approximately 47 percent, or about 12,000 BOE per day. As previously announced, the company’s successful appraisal and delineation program also resulted in an increase to its net recoverable resource estimate in the basin to more than 2 billion BOE from its previous estimate of more than 1 billion BOE. In the DJ Basin of northeast Colorado, the company achieved a year-over-year sales-volume increase of approximately 11 percent, or about 24,000 BOE per day.
In the Gulf of Mexico, the company increased year-over-year liquids sales volumes in the first quarter by 25 percent, largely driven by achieving first oil at Heidelberg ahead of schedule, continued outperformance at Lucius, and the contributions from our capital-efficient tieback program. Also during the first quarter, the floating production, storage and offloading (FPSO) vessel arrived at the TEN field offshore Ghana. The TEN development is more than 90-percent complete and remains on schedule for first oil in the third quarter of this year. Offshore Côte d’Ivoire, Anadarko continued its successful appraisal program, encountering approximately 100 net feet of vertical pay in the company’s first horizontal deepwater well at Paon-5A. The company plans to drill the Paon-3AR sidetrack well in the second quarter, followed by a drillstem and interference testing program, as it works to advance the Paon discovery toward commerciality.

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, including detailed tables illustrating divestiture-adjusted information, please refer to the comprehensive report on first-quarter 2016 activity. The report is available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Tuesday, May 3, 2016, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2016. The dial-in number is 877.883.0383 in the United States or 412.902.6506 internationally. The confirmation number is 1750264. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) Does not include capital investments associated with Western Gas Partners, LP (NYSE: WES).

(4) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, timely complete and commercially operate the projects and drilling prospects identified in this news release, and consummate the transactions described in this news release. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net resource estimate,” “net recoverable resource estimate,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2015, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Brian Kuck, brian.kuck@anadarko.com, 832.636.7135
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544
Shandell Szabo, shandell.szabo@anadarko.com, 832.636.3977

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended March 31, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(404)	$(255)	$(0.50)
Gains (losses) on divestitures, net	2	1	—
Impairments	(16)	(10)	(0.02)
Restructuring charges	(203)	(128)	(0.25)
Change in uncertain tax positions (FIN 48)	—	(73)	(0.14)
	$(621)	$(465)	$(0.91)

*	Includes $(325) million related to interest-rate derivatives, $(75) million related to commodity derivatives, and $(4) million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(243)	$(153)	$(0.30)
Gains (losses) on divestitures, net	(334)	(252)	(0.50)
Impairments, including unproved properties	(3,718)	(2,353)	(4.64)
Early termination of rig	(50)	(50)	(0.10)
Third-party well and platform decommissioning obligation	(22)	(14)	(0.03)
Interest expense related to Tronox settlement	(5)	(3)	(0.01)
Change in uncertain tax positions (FIN 48)	—	(78)	(0.15)
	$(4,372)	$(2,903)	$(5.73)

*	Includes $(205) million related to interest-rate derivatives, $(37) million related to commodity derivatives, and $(1) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as to free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	March 31, 2016		March 31, 2015
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(1,034)	$(2.03)	$(3,268)	$(6.45)
Less certain items affecting comparability	(465)	(0.91)	(2,903)	(5.73)
Adjusted net income (loss)	$(569)	$(1.12)	$(365)	$(0.72)

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended
	March 31,
millions	2016	2015
Net cash provided by (used in) operating activities	$(137)	$(4,504)
Add back
Increase (decrease) in accounts receivable	(46)	(357)
(Increase) decrease in accounts payable and accrued expenses	403	279
Other items, net	86	608
Tronox settlement payment	—	5,215
Certain nonoperating and other excluded items	180	26
Current taxes related to asset monetizations and Tronox tax position	—	228
Discretionary cash flow from operations	$486	$1,495

	Quarter Ended
	March 31,
millions	2016	2015
Discretionary cash flow from operations	$486	$1,495
Less capital expenditures*	896	1,822
Free cash flow**	$(410)	$(327)

*	Includes Western Gas Partners, LP (WES) capital expenditures of $140 million for the quarter ended March 31, 2016, and $156 million for the quarter ended March 31, 2015.

**	Free cash flow for the quarter ended March 31, 2015, includes a $561 million current tax benefit associated with the Tronox settlement.

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2016
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$18,751	$3,049	$15,702
Less cash and cash equivalents	2,947	111	2,836
Net debt	$15,804	$2,938	$12,866

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$15,804	$12,866
Total equity		14,701	11,686
Adjusted capitalization		$30,505	$24,552

Net debt to adjusted capitalization ratio	52%	52%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2016	2015
Consolidated Statements of Income
Revenues and Other
Oil and condensate sales	$850	$1,419
Natural-gas sales	366	641
Natural-gas liquids sales	178	232
Gathering, processing, and marketing sales	240	293
Gains (losses) on divestitures and other, net	40	(264)
Total	1,674	2,321
Costs and Expenses
Oil and gas operating	208	296
Oil and gas transportation	242	305
Exploration	126	1,083
Gathering, processing, and marketing	215	254
General and administrative	449	307
Depreciation, depletion, and amortization	1,149	1,256
Other taxes	117	182
Impairments	16	2,783
Other operating expense	16	63
Total	2,538	6,529
Operating Income (Loss)	(864)	(4,208)
Other (Income) Expense
Interest expense	220	216
(Gains) losses on derivatives, net	297	152
Other (income) expense, net	—	47
Tronox-related contingent loss	—	5
Total	517	420
Income (Loss) Before Income Taxes	(1,381)	(4,628)
Income tax expense (benefit)	(383)	(1,392)
Net Income (Loss)	(998)	(3,236)
Net income (loss) attributable to noncontrolling interests	36	32
Net Income (Loss) Attributable to Common Stockholders	$(1,034)	$(3,268)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(2.03)	$(6.45)
Net income (loss) attributable to common stockholders—diluted	$(2.03)	$(6.45)
Average Number of Common Shares Outstanding—Basic	509	507
Average Number of Common Shares Outstanding—Diluted	509	507

Exploration Expense
Dry hole expense	$11	$29
Impairments of unproved properties	24	980
Geological and geophysical expense	37	22
Exploration overhead and other	54	52
Total	$126	$1,083

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$(998)	$(3,236)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,149	1,256
Deferred income taxes	(413)	(1,198)
Dry hole expense and impairments of unproved properties	35	1,009
Impairments	16	2,783
(Gains) losses on divestitures, net	(2)	334
Total (gains) losses on derivatives, net	299	152
Operating portion of net cash received (paid) in settlement of derivative instruments	105	91
Other	115	45
Changes in assets and liabilities
Tronox-related contingent liability	—	(5,210)
(Increase) decrease in accounts receivable	46	357
Increase (decrease) in accounts payable and accrued expenses	(403)	(279)
Other items, net	(86)	(608)
Net Cash Provided by (Used in) Operating Activities	$(137)	$(4,504)

Capital Expenditures	$896	$1,822

	March 31,	December 31,
millions	2016	2015
Condensed Balance Sheets
Cash and cash equivalents	$2,947	$939
Accounts receivable, net of allowance	2,392	2,469
Other current assets	428	573
Net properties and equipment	33,526	33,751
Other assets	2,304	2,268
Goodwill and other intangible assets	6,325	6,331
Total Assets	$47,922	$46,331
Short-term debt	3,025	32
Other current liabilities	3,632	4,148
Long-term debt	15,726	15,636
Deferred income taxes	4,940	5,400
Other long-term liabilities	5,898	5,658
Stockholders’ equity	11,686	12,819
Noncontrolling interests	3,015	2,638
Total Equity	$14,701	$15,457
Total Liabilities and Equity	$47,922	$46,331
Capitalization
Total debt	$18,751	$15,668
Total equity	14,701	15,457
Total	$33,452	$31,125

Capitalization Ratios
Total debt	56%	50%
Total equity	44%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil &			Oil &			Oil &
	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended March 31, 2016
United States	232	2,303	122	21	210	11	$28.04	$1.75	$14.98
Algeria	65	—	6	6	—	—	34.62	—	22.78
Other International	18	—	—	2	—	—	32.27	—	—
Total	315	2,303	128	29	210	11	$29.65	$1.75	$15.32

Quarter Ended March 31, 2015
United States	237	2,738	136	22	246	12	$44.19	$2.60	$17.29
Algeria	70	—	7	6	—	1	56.02	—	32.75
Other International	28	—	—	2	—	—	49.55	—	—
Total	335	2,738	143	30	246	13	$47.12	$2.60	$18.00

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2016	827		75
Quarter Ended March 31, 2015	934		84

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil & Condensate	Natural Gas	NGLs	Oil & Condensate	Natural Gas	NGLs
Quarter Ended March 31, 2016
United States	$591	$366	$167	$88	$13	$2
Algeria	206	—	11	—	—	—
Other International	53	—	—	—	—	—
Total	$850	$366	$178	$88	$13	$2

Quarter Ended March 31, 2015
United States	$940	$641	$213	$2	$73	$15
Algeria	352	—	19	—	—	—
Other International	127	—	—	—	—	—
Total	$1,419	$641	$232	$2	$73	$15

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 2, 2016

Note: Guidance excludes 2016 sales volumes associated with the East Chalk divestiture.

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	71	—	73	282	—	286
Total Sales Volumes (MBOE/d)	780	—	802	770	—	781

Oil (MBbl/d)	296	—	302	306	—	311

United States	219	—	222	222	—	225
Algeria	59	—	61	59	—	60
Ghana	18	—	19	25	—	26

Natural Gas (MMcf/d)

United States	2,140	—	2,180	2,060	—	2,080

Natural Gas Liquids (MBbl/d)

United States	123	—	127	117	—	120
Algeria	4	—	6	5	—	7

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(6.70)	—	(2.20)	(6.90)	—	(2.40)

United States	(8.00)	—	(3.00)	(8.00)	—	(3.00)
Algeria	(3.00)	—	—	(4.00)	—	(1.00)
Ghana	(3.00)	—	—	(4.00)	—	(1.00)

Natural Gas ($/Mcf)

United States	(0.40)	—	(0.15)	(0.40)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 2, 2016

Note: Guidance excludes items affecting comparability

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	10	—	30	110	—	130
Minerals and Other	35	—	55	165	—	185

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.05	—	3.20	3.10	—	3.30
Oil & Gas Transportation	3.30	—	3.50	3.40	—	3.60
Depreciation, Depletion, and Amortization	14.90	—	15.25	15.80	—	16.00
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative (excludes restructuring charges)	245	—	265	950	—	1,000
Other Operating Expense	5	—	15	55	—	65
Exploration Expense
Non-Cash	40	—	60	350	—	450
Cash	65	—	85	280	—	300
Interest Expense (net)	215	—	230	880	—	900
Other (Income) Expense	35	—	45	150	—	175

Taxes
Algeria (100% current)	70%	—	75%	70%	—	75%
Rest of Company (10% Current for Q2 and Total Year)	35%	—	45%	30%	—	40%

Avg. Shares Outstanding (MM)
Basic	509	—	510	509	—	510
Diluted	509	—	510	510	—	511

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	700	—	800	2,600	—	2,800

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of May 2, 2016

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

Interest-Rate Derivatives
As of May 2, 2016

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016 – 2026	Sept. 2016	5.910%	3M LIBOR
Swap	$50 Million	Sept. 2016 – 2046	Sept. 2016	6.290%	3M LIBOR
Swap	$500 Million	Sept. 2016 – 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 – 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 – 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2016				Quarter Ended March 31, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	163	2,206	114	645	167	2,232	129	668
Deepwater Gulf of Mexico	58	85	7	79	46	221	6	89
International and Alaska	93	—	6	99	107	—	7	114
Same-Store Sales	314	2,291	127	823	320	2,453	142	871
Divestitures*	1	12	1	4	15	285	1	63
Total	315	2,303	128	827	335	2,738	143	934

*	Includes East Chalk, EOR, Bossier, and Powder River Basin CBM. East Chalk was classified as held for sale at March 31, 2016, and closed in April 2016.

Average Daily Sales Volumes
	Year Ended December 31, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	165	2,003	116	615
Deepwater Gulf of Mexico	53	152	7	85
International and Alaska	94	—	6	100
Same-Store Sales	312	2,155	129	800
Divestitures*	5	179	1	36
Total	317	2,334	130	836

*	Includes East Chalk, EOR, Bossier, and Powder River Basin CBM. East Chalk was classified as held for sale at March 31, 2016, and closed in April 2016.